Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD FIRST QUARTER 2021 RESULTS;
INCREASES QUARTERLY DIVIDEND TO $0.68 PER SHARE

	First Quarter 2021 Results
	U.S. GAAP		Adjusted
		vs. Q1 2020		vs. Q1 2020
Net Revenues ($ millions)	$662.3	55%	$669.9	54%
Operating Income ($ millions)	$194.2	294%	$201.8	145%
Net Income Attributable to Evercore Inc. ($ millions)	$144.4	363%	$162.5	181%
Diluted Earnings Per Share	$3.25	339%	$3.29	172%
Operating Margin	29.3%	1,778 bps	30.1%	1,115 bps

Business and Financial Highlights	■	Net Revenues on a U.S. GAAP and an Adjusted basis increased 55% and 54%, respectively, versus the prior year period for a record first quarter by both measures

	■	#1 league table ranking among independents and ranked #6 in the U.S. among all firms for announced M&A volumes over the last twelve months as of quarter-end

	■	Advising on the two largest announced M&A transactions of the first quarter

	■	Sustained ECM momentum generated $79 million in Underwriting Revenue in the first quarter, including the completion of three convertible security offerings and an overall more balanced business completing 39 assignments across six industries during the quarter

	■	U.S. GAAP and Adjusted Operating Margins of 29.3% and 30.1%, respectively

Talent	■	Mark Mahaney joined Evercore ISI as a Senior Managing Director and Head of Internet Research in March

	■	Juan Pedro Pérez Cózar joined Evercore in April as a Senior Managing Director and Head of the Advisory business in Iberia and will focus on advising clients in Spain and Portugal on M&A and capital advisory transactions across a range of sectors

	■	Ongoing investment in ECM business with focus on both further sector and capability expansion and penetration
	■	Pace of dialogue with potential senior level talent additions continues to be strong given the breadth and diversity of Evercore’s platform

Financial Transactions	■	Issued $38 million of Senior Unsecured Notes to refinance existing indebtedness. The new Notes mature on August 1, 2025 and have a 1.97% coupon

Capital Return	■	Quarterly dividend of $0.68 per share increased 11.5%, in-line with our median increase over the past decade

	■	Board approved share repurchase authorization of $750 million
	■	Offset 100% of dilution from annual bonus RSU awards through share repurchases in the first quarter
	■	Returned $275.3 million to shareholders during the quarter through dividends and repurchases of 1.9 million shares at an average price of $121.03

NEW YORK, April 28, 2021 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2021.

LEADERSHIP COMMENTARY

John S. Weinberg, Co-Chairman and Co-Chief Executive Officer, "Our first quarter results reflect our team’s intense client focus, the breadth of our business and the favorable environment for M&A and capital raising activity. In Advisory, transactions announced in 2020 amid the recovery in M&A moved towards completion and activity levels remained strong during the quarter. We maintained our #1 league table ranking for announced M&A volumes among independent firms and we are advising on the two largest announced U.S. transactions of the quarter. Our Underwriting business extended its momentum as our breadth of capabilities – including IPOs, follow-ons, convertibles and SPACs – enables us to help our clients implement capital raising strategies that best meet their needs. Our investments in convertibles and SPACs and our expanded sector coverage continue to pay off with a more balanced revenue mix for the business and further opportunities for growth. In Equities, our strong research and sales and trading capabilities continued to serve our institutional clients and our results reflect larger contributions from newer capabilities that we have invested in recently. In summary, our exceptional team continued to serve our clients with distinction by exemplifying our Core Values every day. We are proud of the way our firm is emerging from the pandemic-induced downturn and we will continue to help our clients achieve their strategic, financial and capital needs throughout the recovery and beyond."

Ralph Schlosstein, Co-Chairman and Co-Chief Executive Officer, "We started the year with a lot of momentum, which translated to the strongest first quarter in our history by many measures. We are delivering for our clients across sectors, geographies and capabilities. We continue to see robust announced M&A volumes and a desire for capital raising, both of which are contributing to our strong backlogs. We are pleased to be returning to our pre-pandemic approach to capital return for our shareholders, including an annual increase to our dividend consistent with historical levels and significant return of capital through share buybacks. In the first quarter, we returned $275.3 million to shareholders through buybacks and payment of dividends. Our balance sheet is strong and we remain committed to returning cash not needed for investment in our business or to fund future compensation obligations to our shareholders through additional share repurchases. In addition to our capital return objectives, we are pleased with our recruiting efforts so far this year. These important hires set the stage for continued growth of our ECM business, expansion of our research coverage and enhancement of our client coverage in Europe – all areas of strategic significance for Evercore. We continue to have active dialogues with talented individuals and we look forward to building out our teams further throughout the year."

Roger C. Altman, Founder and Senior Chairman, "This first quarter saw Evercore perform exceptionally well amidst very strong, overall global levels of transactions. For many years, clients have responded favorably to our commitments on excellence and integrity, which is why our market share also grew again."

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands, except per share data)
Net Revenues	$662,310	$427,007	55%
Operating Income(1)	$194,208	$49,303	294%
Net Income Attributable to Evercore Inc.	$144,352	$31,175	363%
Diluted Earnings Per Share	$3.25	$0.74	339%
Compensation Ratio	59.7%	63.4%
Operating Margin	29.3%	11.5%
Effective Tax Rate	16.1%	25.8%
Trailing Twelve Month Compensation Ratio	59.9%	60.6%

 1. Operating Income for the three months ended March 31, 2020 includes Special Charges, Including Business Realignment Costs, of $23.6 million and $0.1 million recognized in the Investment Banking and Investment Management segment, respectively. See "Special Charges, Including Business Realignment Costs" below for further information.

Net Revenues
For the three months ended March 31, 2021, Net Revenues of $662.3 million increased 55% versus the three months ended March 31, 2020, primarily reflecting increases in Advisory Fees and Underwriting Fees of $153.4 million and $58.1 million, respectively, and an increase in Other Revenue, net, primarily driven by a shift from losses of $22.2 million in the first quarter of 2020 to gains of $6.2 million in the first quarter of 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation
For the three months ended March 31, 2021, compensation costs of $395.4 million increased 46% versus the three months ended March 31, 2020. For the three months ended March 31, 2021, the compensation ratio was 59.7% versus 63.4% for the three months ended March 31, 2020. The compensation ratio for the three months ended March 31, 2020 was 68.5% when the $22.0 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See "Special Charges, Including Business Realignment Costs" below for further information. The increase in the amount of compensation recognized in the three months ended March 31, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Non-Compensation Costs
For the three months ended March 31, 2021, Non-Compensation Costs of $72.7 million decreased 13% versus the three months ended March 31, 2020, primarily driven by decreased travel and related expenses, as a substantial number of employees continued to work remotely.

Special Charges, Including Business Realignment Costs
In 2020, the Company completed a review of operations focused on markets, sectors and people which delivered lower levels of productivity in an effort to attain greater flexibility of operations and better position itself for future growth. This review generated reductions of approximately 8% of our headcount.

In conjunction with the employment reductions, the Company incurred separation and transition benefits and related costs of $22.1 million for the three months ended March 31, 2020, which have been recorded as Special Charges, Including Business Realignment Costs, and are excluded from our Adjusted results.

Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2020 also reflect the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives of $1.5 million.

Effective Tax Rate
For the three months ended March 31, 2021, the effective tax rate was 16.1% versus 25.8% for the three months ended March 31, 2020. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The provision for income taxes for the three months ended March 31, 2021 reflects an additional tax benefit of $16.7 million versus $0.6 million for the three months ended March 31, 2020, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 6 and A-2 to A-10 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands, except per share data)
Net Revenues	$669,904	$434,977	54%
Operating Income	$201,809	$82,531	145%
Net Income Attributable to Evercore Inc.	$162,517	$57,818	181%
Diluted Earnings Per Share	$3.29	$1.21	172%
Compensation Ratio	59.0%	62.0%
Operating Margin	30.1%	19.0%
Effective Tax Rate	17.1%	24.9%
Trailing Twelve Month Compensation Ratio	58.4%	59.0%

Adjusted Net Revenues
For the three months ended March 31, 2021, Adjusted Net Revenues of $669.9 million increased 54% versus the three months ended March 31, 2020, primarily reflecting increases in Advisory Fees and Underwriting Fees of $153.0 million and $58.1 million, respectively, and an increase in Other Revenue, net, primarily driven by a shift from losses of $22.2 million in the first quarter of 2020 to gains of $6.2 million in the first quarter of 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation
For the three months ended March 31, 2021, Adjusted compensation costs of $395.4 million increased 47% versus the three months ended March 31, 2020. For the three months ended March 31, 2021, the Adjusted compensation ratio was 59.0% versus 62.0% for the three months ended March 31, 2020. The increase in the amount of Adjusted compensation recognized in the three months ended March 31, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The Adjusted compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Adjusted Non-Compensation Costs
For the three months ended March 31, 2021, Adjusted Non-Compensation Costs of $72.7 million decreased 12% versus the three months ended March 31, 2020, primarily driven by decreased travel and related expenses, as a substantial number of employees continued to work remotely.

Adjusted Effective Tax Rate
For the three months ended March 31, 2021, the Adjusted effective tax rate was 17.1% versus 24.9% for the three months ended March 31, 2020. The Adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The Adjusted provision for income taxes for the three months ended March 31, 2021 reflects an additional tax benefit of $17.7 million versus $0.7 million for the three months ended March 31, 2020, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three months ended March 31, 2021 was higher than U.S. GAAP as a result of certain business acquisition-related and disposition-related charges.

Acquisition-related charges for 2021 include professional fees incurred.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2021 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2020 are included in Annex I, pages A-2 to A-10.

Reclassifications:

Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." For the three months ended March 31, 2020, this resulted in a reclassification of $185 thousand from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." There was no impact on U.S. GAAP or Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share.

The prior period reclassifications from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue" are as follows: Q1 2020: $185 thousand; Q2 2020: $215 thousand; Q3 2020: $150 thousand; Q4 2020: $375 thousand; Q1 2019: ($2) thousand; Q2 2019: $25 thousand; Q3 2019: $320 thousand; Q4 2019: $249 thousand.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$511,918	$358,564	43%
Underwriting Fees	79,257	21,118	275%
Commissions and Related Revenue	53,526	55,566	(4%)
Other Revenue, net	2,584	(21,592)	NM
Net Revenues	647,285	413,656	56%

Expenses:
Employee Compensation and Benefits	386,682	261,991	48%
Non-Compensation Costs	69,851	79,386	(12%)
Special Charges, Including Business Realignment Costs	—	23,644	NM
Total Expenses	456,533	365,021	25%

Operating Income	$190,752	$48,635	292%

Compensation Ratio	59.7%	63.3%
Non-Compensation Ratio	10.8%	19.2%
Operating Margin	29.5%	11.8%

Total Number of Fees from Advisory Client Transactions(1)	248	222	12%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(1)	103	73	41%

Total Number of Underwriting Transactions	39	12	225%
Total Number of Underwriting Transactions as a Bookrunner	31	8	288%

1.Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended March 31, 2021, fees from Advisory services increased $153.4 million, or 43%, versus the three months ended March 31, 2020, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $79.3 million for the three months ended March 31, 2021 increased $58.1 million, or 275%, versus the three months ended March 31, 2020, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. Commissions and Related Revenue for the three months ended March 31, 2021 decreased 4% versus the three months ended March 31, 2020.

Other Revenue, net, for the three months ended March 31, 2021 increased versus the three months ended March 31, 2020, primarily reflecting a shift from losses of $22.2 million in the first quarter of 2020 to gains of $6.2 million in the first quarter of 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Expenses

Compensation costs were $386.7 million for the three months ended March 31, 2021, an increase of 48% from the first quarter of last year. The compensation ratio was 59.7% for the three months ended March 31, 2021, compared to 63.3% for the three months ended March 31, 2020. The compensation ratio for the three months ended March 31, 2020 was 68.6% when the $21.9 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See page 4 for further information. The increase in the amount of compensation recognized in the three months ended March 31, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Non-Compensation Costs for the three months ended March 31, 2021 were $69.9 million, a decrease of 12% compared to the first quarter of last year. The decrease in Non-Compensation Costs from last year primarily reflects decreased travel and related expenses, as a substantial number of employees continued to work remotely. The ratio of Non-Compensation Costs to Net Revenues for the three months ended March 31, 2021 of 10.8% decreased from 19.2% for the first quarter of last year.

Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2020 reflect $22.1 million for separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives of $1.5 million. See page 4 for further information.

Investment Management

	U.S. GAAP
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$14,949	$12,747	17%
Other Revenue, net	76	604	(87%)
Net Revenues	15,025	13,351	13%

Expenses:
Employee Compensation and Benefits	8,708	8,751	—%
Non-Compensation Costs	2,861	3,900	(27%)
Special Charges, Including Business Realignment Costs	—	32	NM
Total Expenses	11,569	12,683	(9%)

Operating Income	$3,456	$668	417%

Compensation Ratio	58.0%	65.5%
Non-Compensation Ratio	19.0%	29.2%
Operating Margin	23.0%	5.0%

Assets Under Management (in millions)(1)
Wealth Management(2)	$10,555	$8,273	28%
Institutional Asset Management	—	1,250	NM
Total Assets Under Management	$10,555	$9,523	11%

1. Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.4 million and $321.2 million as of March 31, 2021 and 2020, respectively.

Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$14,949	$12,328	21%
Institutional Asset Management	—	419	NM
Total Asset Management and Administration Fees	$14,949	$12,747	17%

Our historical Investment Management results include the following businesses, which were previously included in Institutional Asset Management above. These businesses were deconsolidated in 2020:
•On July 2, 2020, we sold the trust business of Evercore Casa de Bolsa, S.A. de C.V. ("ECB").
•On December 16, 2020, we sold the remaining ECB business to certain former employees.
Following these transactions, there are no remaining consolidated businesses in Institutional Asset Management.

Asset Management and Administration Fees of $14.9 million for the three months ended March 31, 2021 increased 17% compared to the first quarter of last year, driven by an increase in fees from Wealth Management clients, which increased 21% compared to the first quarter of last year, as associated AUM increased 28%.

Other Revenue, net, which includes income from our legacy private equity investments, decreased 87% versus the three months ended March 31, 2020.

Expenses

Investment Management's expenses for the three months ended March 31, 2021 were $11.6 million, a decrease of 9% compared to the first quarter of last year, primarily due to a decrease in Non-Compensation Costs.

Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2020 primarily reflect separation and transition benefits and related costs. See page 4 for further information.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 6 and A-2 to A-10 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$512,087	$359,100	43%
Underwriting Fees	79,257	21,118	275%
Commissions and Related Revenue	53,526	55,566	(4%)
Other Revenue, net	7,154	(16,750)	NM
Net Revenues	652,024	419,034	56%

Expenses:
Employee Compensation and Benefits	386,682	260,924	48%
Non-Compensation Costs	69,844	78,871	(11%)
Total Expenses	456,526	339,795	34%

Operating Income	$195,498	$79,239	147%

Compensation Ratio	59.3%	62.3%
Non-Compensation Ratio	10.7%	18.8%
Operating Margin	30.0%	18.9%

Total Number of Fees from Advisory Client Transactions(2)	248	222	12%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	103	73	41%

Total Number of Underwriting Transactions	39	12	225%
Total Number of Underwriting Transactions as a Bookrunner	31	8	288%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Luminis of $0.2 million and $0.5 million for the three months ended March 31, 2021 and 2020, respectively.

2. Includes Advisory and Underwriting Transactions.

Adjusted Revenues
During the three months ended March 31, 2021, fees from Advisory services on an Adjusted basis increased $153.0 million, or 43%, versus the three months ended March 31, 2020, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $79.3 million for the three months ended March 31, 2021 increased $58.1 million, or 275%, versus the three months ended March 31, 2020, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. Commissions and Related Revenue for the three months ended March 31, 2021 decreased 4% versus the three months ended March 31, 2020.
Other Revenue, net, for the three months ended March 31, 2021 increased versus the three months ended March 31, 2020, primarily reflecting a shift from losses of $22.2 million in the first quarter of 2020 to gains of $6.2 million in the first quarter of 2021 on our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

Adjusted compensation costs were $386.7 million for the three months ended March 31, 2021, an increase of 48% from the first quarter of last year. The Adjusted compensation ratio was 59.3% for the three months ended March 31, 2021, compared to 62.3% for the three months ended March 31, 2020. The increase in the amount of Adjusted compensation recognized in the three months ended March 31, 2021 principally reflects higher levels of incentive compensation, higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information. The Adjusted compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Adjusted Non-Compensation Costs for the three months ended March 31, 2021 were $69.8 million, a decrease of 11% from the first quarter of last year. The decrease in Adjusted Non-Compensation Costs versus last year primarily reflects decreased travel and related expenses, as a substantial number of employees continued to work remotely. The ratio of Adjusted Non-Compensation Costs to Adjusted Net Revenues for the three months ended March 31, 2021 of 10.7% decreased from 18.8% for the first quarter of last year.

Investment Management

	Adjusted
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$17,804	$15,339	16%
Other Revenue, net	76	604	(87%)
Net Revenues	17,880	15,943	12%

Expenses:
Employee Compensation and Benefits	8,708	8,751	—%
Non-Compensation Costs	2,861	3,900	(27%)
Total Expenses	11,569	12,651	(9%)

Operating Income	$6,311	$3,292	92%

Compensation Ratio	48.7%	54.9%
Non-Compensation Ratio	16.0%	24.5%
Operating Margin	35.3%	20.6%

Assets Under Management (in millions)(1)
Wealth Management(2)	$10,555	$8,273	28%
Institutional Asset Management	—	1,250	NM
Total Assets Under Management	$10,555	$9,523	11%

1. Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.4 million and $321.2 million as of March 31, 2021 and 2020, respectively.

Adjusted Revenues

	Adjusted
	Three Months Ended
	March 31, 2021	March 31, 2020	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$14,949	$12,328	21%
Institutional Asset Management	—	419	NM
Equity in Earnings of Affiliates(1)	2,855	2,592	10%
Total Asset Management and Administration Fees	$17,804	$15,339	16%

1. Equity in ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

Our historical Investment Management results include the following businesses, which were previously included in Institutional Asset Management above. These businesses were deconsolidated in 2020:
•On July 2, 2020, we sold the trust business of ECB.
•On December 16, 2020, we sold the remaining ECB business to certain former employees.
Following these transactions, there are no remaining consolidated businesses in Institutional Asset Management.

Adjusted Asset Management and Administration Fees of $17.8 million for the three months ended March 31, 2021 increased 16% compared to the first quarter of last year, driven by an increase in fees from Wealth Management clients, which increased 21% compared to the first quarter of last year, as associated

AUM increased 28%, as well as an increase in Equity in Earnings of Affiliates of 10%, driven by higher income earned by ABS and Atalanta Sosnoff in the first quarter of 2021.

Other Revenue, net, which includes income from our legacy private equity investments, decreased 87% versus the three months ended March 31, 2020.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended March 31, 2021 were $11.6 million, a decrease of 9% compared to the first quarter of last year, primarily due to a decrease in Non-Compensation Costs.

Liquidity

The Company continues to maintain a strong balance sheet, holding cash and cash equivalents of $410.8 million and investment securities of $873.1 million at March 31, 2021. Current assets exceed current liabilities by $1.2 billion at March 31, 2021. Amounts due related to the Notes Payable were $376.5 million at March 31, 2021.

Deferred Compensation

During the first quarter of 2021, the Company granted to certain employees approximately 2.0 million unvested restricted stock units ("RSUs") (including 1.9 million granted in conjunction with the 2020 bonus awards) with a grant date fair value of approximately $234.5 million. The total shares available to be granted in the future under the Amended 2016 Plan was approximately 5.1 million as of March 31, 2021.

In addition, during the first quarter of 2021, as part of the 2020 bonus awards, the Company granted approximately $97 million of deferred cash awards to certain employees, related to our deferred cash compensation program.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $82.9 million and $72.5 million for the three months ended March 31, 2021 and 2020, respectively.

As of March 31, 2021, the Company expects to pay an aggregate of $319.8 million related to our deferred cash compensation program at various dates through 2025. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On April 27, 2021, the Board of Directors of Evercore declared a quarterly dividend of $0.68 per share to be paid on June 11, 2021 to common stockholders of record on May 28, 2021.

During the three months ended March 31, 2021, the Company repurchased approximately 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $116.61, and approximately 1.0 million shares at an average price per share of $125.00 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.9 million shares were acquired at an average price per share of $121.03.

On March 29, 2021, the Company issued $38 million aggregate principal amount of unsecured Senior Notes with a 1.97% coupon through a private placement. The Company used the proceeds from the notes to refinance Senior Notes that matured on March 30, 2021.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 28, 2021, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 1985025. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 1985025. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Hallie Miller
    Head of Investor Relations, Evercore
    917-386-7856

Media Contact:    Dana Gorman
    Abernathy MacGregor, for Evercore
    212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2020, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been, and will not be registered, under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020

Revenues
Investment Banking:
Advisory Fees	$511,918	$358,564
Underwriting Fees	79,257	21,118
Commissions and Related Revenue	53,526	55,566
Asset Management and Administration Fees	14,949	12,747
Other Revenue, Including Interest and Investments	7,230	(14,948)
Total Revenues	666,880	433,047
Interest Expense(1)	4,570	6,040
Net Revenues	662,310	427,007

Expenses
Employee Compensation and Benefits	395,390	270,742
Occupancy and Equipment Rental	18,709	18,910
Professional Fees	21,607	16,966
Travel and Related Expenses	2,292	16,151
Communications and Information Services	14,029	12,567
Depreciation and Amortization	6,641	6,871
Execution, Clearing and Custody Fees	3,552	4,186
Special Charges, Including Business Realignment Costs	—	23,676
Acquisition and Transition Costs	7	8
Other Operating Expenses	5,875	7,627
Total Expenses	468,102	377,704

Income Before Income from Equity Method Investments and Income Taxes	194,208	49,303
Income from Equity Method Investments	3,024	3,128
Income Before Income Taxes	197,232	52,431
Provision for Income Taxes	31,681	13,551
Net Income	165,551	38,880
Net Income Attributable to Noncontrolling Interest	21,199	7,705
Net Income Attributable to Evercore Inc.	$144,352	$31,175

Net Income Attributable to Evercore Inc. Common Shareholders	$144,352	$31,175

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	41,364	39,992
Diluted	44,456	42,317

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$3.49	$0.78
Diluted	$3.25	$0.74

1.Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and unvested Class A Evercore LP Units, as well as Acquisition Related Class E and J Evercore LP Units and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E and Class J Evercore LP Units issued in conjunction with the acquisition of ISI. All of the remaining Class J Evercore LP Units vested and were converted to Class E Evercore LP Units in 2020. The Adjusted results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of vested and unvested Class A and E Evercore LP Units and IPO related restricted stock unit awards into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
b.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c.Net Loss on Sale of ECB businesses. The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business incurred in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
d.Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.
5.Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenue, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

Reclassifications:
Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." For the three months ended March 31, 2020, this resulted in a reclassification of $185 thousand from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." There was no impact on U.S. GAAP or Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share.
The prior period reclassifications from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue" are as follows: Q1 2020: $185 thousand; Q2 2020: $215 thousand; Q3 2020: $150 thousand; Q4 2020: $375 thousand; Q1 2019: ($2) thousand; Q2 2019: $25 thousand; Q3 2019: $320 thousand; Q4 2019: $249 thousand.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net Revenues - U.S. GAAP	$662,310	$427,007
Income from Equity Method Investments (1)	3,024	3,128
Interest Expense on Debt (2)	4,570	4,842
Net Revenues - Adjusted	$669,904	$434,977

Compensation Expense - U.S. GAAP	$395,390	$270,742
Amortization of LP Units and Certain Other Awards (3)	—	(1,067)
Compensation Expense - Adjusted	$395,390	$269,675

Operating Income - U.S. GAAP	$194,208	$49,303
Income from Equity Method Investments (1)	3,024	3,128
Pre-Tax Income - U.S. GAAP	197,232	52,431
Amortization of LP Units and Certain Other Awards (3)	—	1,067
Special Charges, Including Business Realignment Costs (4)	—	23,676
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	—	507
Acquisition and Transition Costs (5b)	7	8
Pre-Tax Income - Adjusted	197,239	77,689
Interest Expense on Debt (2)	4,570	4,842
Operating Income - Adjusted	$201,809	$82,531

Provision for Income Taxes - U.S. GAAP	$31,681	$13,551
Income Taxes (6)	2,126	5,755
Provision for Income Taxes - Adjusted	$33,807	$19,306

Net Income Attributable to Evercore Inc. - U.S. GAAP	$144,352	$31,175
Amortization of LP Units and Certain Other Awards (3)	—	1,067
Special Charges, Including Business Realignment Costs (4)	—	23,676
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	—	507
Acquisition and Transition Costs (5b)	7	8
Income Taxes (6)	(2,126)	(5,755)
Noncontrolling Interest (7)	20,284	7,140
Net Income Attributable to Evercore Inc. - Adjusted	$162,517	$57,818

Diluted Shares Outstanding - U.S. GAAP	44,456	42,317
LP Units (8)	4,926	5,338
Unvested Restricted Stock Units - Event Based (8)	12	12
Diluted Shares Outstanding - Adjusted	49,394	47,667

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.25	$0.74
Diluted Earnings Per Share - Adjusted	$3.29	$1.21

Compensation Ratio - U.S. GAAP	59.7%	63.4%
Compensation Ratio - Adjusted	59.0%	62.0%

Operating Margin - U.S. GAAP	29.3%	11.5%
Operating Margin - Adjusted	30.1%	19.0%

Effective Tax Rate - U.S. GAAP	16.1%	25.8%
Effective Tax Rate - Adjusted	17.1%	24.9%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	March 31, 2021	March 31, 2020
Net Revenues - U.S. GAAP	$2,499,208	$2,020,378
Income from Equity Method Investments (1)	14,294	11,913
Interest Expense on Debt (2)	17,925	15,495
Mexico Transition - Net Loss on Sale of ECB Businesses (9)	3,441	—
Mexico Transition - Release of Foreign Exchange Losses (10)	27,365	—
Net Revenues - Adjusted	$2,562,233	$2,047,786

Compensation Expense - U.S. GAAP	$1,496,987	$1,224,087
Amortization of LP Units and Certain Other Awards (3)	—	(15,178)
Compensation Expense - Adjusted	$1,496,987	$1,208,909

Compensation Ratio - U.S. GAAP (a)	59.9%	60.6%
Compensation Ratio - Adjusted (a)	58.4%	59.0%

	Investment Banking
	Twelve Months Ended
	March 31, 2021	March 31, 2020
Net Revenues - U.S. GAAP	$2,451,015	$1,964,263
Income from Equity Method Investments (1)	1,179	1,197
Interest Expense on Debt (2)	17,925	15,495
Mexico Transition - Release of Foreign Exchange Losses (10)	21,070	—
Net Revenues - Adjusted	$2,491,189	$1,980,955

Compensation Expense - U.S. GAAP	$1,460,480	$1,189,698
Amortization of LP Units and Certain Other Awards (3)	—	(15,178)
Compensation Expense - Adjusted	$1,460,480	$1,174,520

Compensation Ratio - U.S. GAAP (a)	59.6%	60.6%
Compensation Ratio - Adjusted (a)	58.6%	59.3%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$511,918	$169	(1)	$512,087
Underwriting Fees	79,257	—		79,257
Commissions and Related Revenue	53,526	—		53,526
Other Revenue, net	2,584	4,570	(2)	7,154
Net Revenues	647,285	4,739		652,024

Expenses:
Employee Compensation and Benefits	386,682	—		386,682
Non-Compensation Costs	69,851	(7)	(5)	69,844
Total Expenses	456,533	(7)		456,526

Operating Income (a)	$190,752	$4,746		$195,498

Compensation Ratio (b)	59.7%			59.3%
Operating Margin (b)	29.5%			30.0%

	Investment Management Segment
	Three Months Ended March 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$14,949	$2,855	(1)	$17,804
Other Revenue, net	76	—		76
Net Revenues	15,025	2,855		17,880

Expenses:
Employee Compensation and Benefits	8,708	—		8,708
Non-Compensation Costs	2,861	—		2,861
Total Expenses	11,569	—		11,569

Operating Income (a)	$3,456	$2,855		$6,311

Compensation Ratio (b)	58.0%			48.7%
Operating Margin (b)	23.0%			35.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2020
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$358,564	$536	(1)	$359,100
Underwriting Fees	21,118	—		21,118
Commissions and Related Revenue	55,566	—		55,566
Other Revenue, net	(21,592)	4,842	(2)	(16,750)
Net Revenues	413,656	5,378		419,034

Expenses:
Employee Compensation and Benefits	261,991	(1,067)	(3)	260,924
Non-Compensation Costs	79,386	(515)	(5)	78,871
Special Charges, Including Business Realignment Costs	23,644	(23,644)	(4)	—
Total Expenses	365,021	(25,226)		339,795

Operating Income (a)	$48,635	$30,604		$79,239

Compensation Ratio (b)	63.3%			62.3%
Operating Margin (b)	11.8%			18.9%

	Investment Management Segment
	Three Months Ended March 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,747	$2,592	(1)	$15,339
Other Revenue, net	604	—		604
Net Revenues	13,351	2,592		15,943

Expenses:
Employee Compensation and Benefits	8,751	—		8,751
Non-Compensation Costs	3,900	—		3,900
Special Charges, Including Business Realignment Costs	32	(32)	(4)	—
Total Expenses	12,683	(32)		12,651

Operating Income (a)	$668	$2,624		$3,292

Compensation Ratio (b)	65.5%			54.9%
Operating Margin (b)	5.0%			20.6%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended March 31,
	2021	2020
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$511,918	$358,564
Underwriting Fees	79,257	21,118
Commissions and Related Revenue	53,526	55,566
Other Revenue, net	2,584	(21,592)
Net Revenues	647,285	413,656

Expenses:
Employee Compensation and Benefits	386,682	261,991
Non-Compensation Costs	69,851	79,386
Special Charges, Including Business Realignment Costs	—	23,644
Total Expenses	456,533	365,021

Operating Income (a)	$190,752	$48,635

Investment Management
Net Revenues:
Asset Management and Administration Fees	$14,949	$12,747
Other Revenue, net	76	604
Net Revenues	15,025	13,351

Expenses:
Employee Compensation and Benefits	8,708	8,751
Non-Compensation Costs	2,861	3,900
Special Charges, Including Business Realignment Costs	—	32
Total Expenses	11,569	12,683

Operating Income (a)	$3,456	$668

Total
Net Revenues:
Investment Banking:
Advisory Fees	$511,918	$358,564
Underwriting Fees	79,257	21,118
Commissions and Related Revenue	53,526	55,566
Asset Management and Administration Fees	14,949	12,747
Other Revenue, net	2,660	(20,988)
Net Revenues	662,310	427,007

Expenses:
Employee Compensation and Benefits	395,390	270,742
Non-Compensation Costs	72,712	83,286
Special Charges, Including Business Realignment Costs	—	23,676
Total Expenses	468,102	377,704

Operating Income (a)	$194,208	$49,303

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)Expenses incurred from the assumed vesting of Class J Evercore LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.
(4)Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives.
(5)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended March 31, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,709	$—		$18,709
Professional Fees	21,607	—		21,607
Travel and Related Expenses	2,292	—		2,292
Communications and Information Services	14,029	—		14,029
Depreciation and Amortization	6,641	—		6,641
Execution, Clearing and Custody Fees	3,552	—		3,552
Acquisition and Transition Costs	7	(7)	(5b)	—
Other Operating Expenses	5,875	—		5,875
Total Non-Compensation Costs	$72,712	$(7)		$72,705

	Three Months Ended March 31, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,910	$—		$18,910
Professional Fees	16,966	—		16,966
Travel and Related Expenses	16,151	—		16,151
Communications and Information Services	12,567	—		12,567
Depreciation and Amortization	6,871	(507)	(5a)	6,364
Execution, Clearing and Custody Fees	4,186	—		4,186
Acquisition and Transition Costs	8	(8)	(5b)	—
Other Operating Expenses	7,627	—		7,627
Total Non-Compensation Costs	$83,286	$(515)		$82,771

(5a)The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
(5b)Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.
(6)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.
(7)Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(8)Assumes the vesting, and exchange into Class A shares, of Class A and E Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.
(9)The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
(10)Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico is excluded from the Adjusted presentation.